CUSIP No. 03823M100	Page 1 of 1

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.001 par value per share, of Applied Minerals, Inc.; and further agree that this Joint Filing Agreement be included as Exhibit 1. In evidence thereof, the undersigned hereby execute this Agreement this 12th day of November, 2014.

THE IBS TURNAROUND FUND (QP) (A LIMITED PARTNERSHIP)
By:	IBS CAPITAL LLC
General Partner

	By:	/s/ David A. Taft
David A. Taft, President

THE IBS TURNAROUND FUND (A LIMITED PARTNERSHIP)
By:	IBS CAPITAL LLC
General Partner

	By:	/s/ David A. Taft
David A. Taft, President

THE IBS OPPORTUNITY FUND, LTD.
By:	IBS CAPITAL LLC
Investment Manager

	By:	/s/ David A. Taft
David A. Taft, President

IBS CAPITAL LLC

	By:	/s/ David A. Taft
David A. Taft, President

/s/ David A. Taft
David A. Taft